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                           [LETTERHEAD OF VENABLE LLP]





                                                           November 21, 2003


Technology Investment Capital Corp.
Suite 215
8 Sound Shore Drive
Greenwich, Connecticut  06830

                  Re:      Technology Investment Capital Corp.
                           Registration Statement on Form N-2:
                           File No.:  333-109055
                           -----------------------------------

Ladies and Gentlemen:

                  We hereby consent to the incorporation by reference of the opinion of Venable LLP, dated as of November 19, 2003, included as an exhibit to Pre-Effective Amendment No. 2 to the above-referenced Registration Statement (the "Registration Statement"), in Post-Effective Amendment No. 1 to the Registration Statement.

                  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                                      Very truly yours,

                                                      /s/ Venable LLP